UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                       Form 8-K





TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  January 31, 2002
                                                  ----------------


Commission File Number:0-26093

           INTERMEDIA MARKETING SOLUTIONS, INC.
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            (Exact name of registrant as specified in its charter)


  Nevada                                                       88-0382813
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(State or other jurisdiction of incorporation or organization) (IRS Employer
Identification No.)


 2001 West Sample Road, Suite 101, Pompano Beach, Florida             33064
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         (Address of principal executive offices)                  (Zip Code)



                                  (954) 969-1010
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               (Registrant's telephone number, including area code)


                             Not applicable
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(Former name former address and former fiscal year,if changed since last report)

Checkwhether  the issuer (1) filed all  reports  required to be filed by Section
     13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and
     (2) has been subject to such filing requirements for the past 90 days.
Yes X   No
    -      ---

As of January 30, 2002, the registrant had a total of 12,647,702 common shares outstanding.

ITEM 5.  OTHER EVENTS
Eric Warm, the company's former Chief Operating Officer and a former director of the company, has resigned for personal reasons his employment with the company and all duties affiliated with his position. Mr. Warm, resigned effective January 25, 2002. In addition to his resignation Mr. Warm sold all his outstanding common stock equally to Mr. Jack Levine, Vice President and Chairman of the Board and Mr. Mark Alfieri, President of the company. Proceeds received for the sale were $100,000 and relief of $110,000 for Mr. Warm's portion that he personally guaranteed on the company's line of credit with Merrill Lynch. Mr. Levine and Mr. Alfieri each acquired 624,000 shares of common stock. As a result their ownership will respectively rise to approximately 38% apiece.

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







          SIGNATURES


Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf on January 24, 2002 by the undersigned, hereunto duly authorized.



                                       /s/ Bradley A. Hacker
                                       ---------------------------------------
                                       Chief Financial Officer (Principal
                                       Financial and Accounting Officer)




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